                   MORGAN STANLEY QUALITY MUNICIPAL SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2008 - APRIL 30, 2009

                                                                AMOUNT OF     % OF
                                      OFFERING       TOTAL        SHARES    OFFERING  % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF     AMOUNT OF    PURCHASED  PURCHASED     TOTAL                            PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES      OFFERING      BY FUND    BY FUND     ASSETS           BROKERS            FROM
--------------  ----------  --------  --------  --------------  ---------  ---------  ----------  --------------------  ------------
   Board of      02/13/09      --     $104.790  $  329,820,000    1,665      0.00%       0.00%    J.P. Morgan, Banc        Citigroup
Regents of the                                                                                    of America
   Texas A&M                                                                                      Securities LL, M.R.
  University                                                                                      Beal & Company,
    System                                                                                        Samuel A. Ramirez &
                                                                                                  Co., Siebert
                                                                                                  Brandford Shank &
                                                                                                  Co., LLC, Merrill
                                                                                                  Lynch, Piper
                                                                                                  Jaffray & Co., RBC
                                                                                                  Capital Markets,
                                                                                                  Citi, Loop Capital
                                                                                                  Markets, LLC,
                                                                                                  SBK-Brooks
                                                                                                  Investment Corp.,
                                                                                                  Morgan Keegan &
                                                                                                  Company, Estrada
                                                                                                  Hinojosa & Company,
                                                                                                  Inc., Morgan Stanley

   State of      03/20/09      --     $ 98.105  $1,529,065,000  1,000,000    0.07%       0.41%    Barclays Capital,        Barclays
   Wisconsin                                                                                      Citi, DEPFA First         Capital
  5.625% due                                                                                      Albany Securities
   5/1/2028                                                                                       LLC, Robert W.
                                                                                                  Baird & Co., Edward
                                                                                                  Jones, Loop Capital
                                                                                                  Markets, LLC, Piper
                                                                                                  Jaffray & Co.,
                                                                                                  Siebert Brandford
                                                                                                  Shank & Co., LLC,
                                                                                                  MR Beal & Company,
                                                                                                  Goldman, Sachs &
                                                                                                  Co., Merrill Lynch
                                                                                                  & Co., Ramirez &
                                                                                                  Co., Inc., Cabrera
                                                                                                  Capital Markets
                                                                                                  LLC, J.P. Morgan,
                                                                                                  Morgan Stanley, RBC
                                                                                                  Capital Markets,
                                                                                                  Wachovia Bank,
                                                                                                  National
                                                                                                  Association